EXHIBIT 10.2

Lock-Up Agreement

THIS LOCK-UP AGREEMENT (this “Agreement”) is entered into as of March ___, 2010 by and between __________________________________________ (the “Stockholder”) and CARDIOGENICS HOLDINGS INC. a Nevada corporation (the “Company”).

WHEREAS, Stockholder holds common stock, $0.00001 par value per share, of the Company (the “Common Stock”);

WHEREAS, the Company believes it is in the best interests of its stockholders to establish an orderly trading market for shares of the Common Stock; and

WHEREAS, the Company and Stockholder desire that Stockholder refrain from selling ____________ shares of Common Stock held by Stockholder in order to encourage orderly trading in shares of the Common Stock (the “Restricted Securities”);

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Lock-Up of Securities.

(a)           Stockholder agrees that for a period of eighteen (18) months following the date of this Agreement, Stockholder will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a “Disposition”) the Restricted Securities; provided, however, that nothing herein shall prevent Stockholder from (x) pledging the Restricted Securities as collateral to secure any loan taken by Stockholder in an arms length loan transaction or (y) transferring all or any portion of the Restricted Securities to an immediate family member so long as such family member agrees, in a writing acceptable to the Company, to be bound by the terms and conditions of this Agreement.

(b)           The foregoing restriction is expressly intended to preclude Stockholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Restricted Securities during the lock-up period, even if the Restricted Securities would be disposed of by someone other than Stockholder.  Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right with respect to any Restricted Securities or with respect to any security that includes, relates to or derives any significant part or its value from the Restricted Securities.

(c)           Stockholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities except in compliance with this Section 1 (Lock-Up of Securities).

(d)           In the event of a “Change-in-Control” of the Company during the lock-up period, this Agreement and the lock-up restrictions hereunder shall terminate and become of no further force and effect immediately upon the effectiveness of such “Change-in-Control.” For purposes of this Agreement, “Change-in-Control” shall mean (i) any acquisition of more than 50% of the outstanding capital stock of the Company by any unrelated third party (“Third Party“); (ii) any merger of the Company into any Third Party; or (iii) any acquisition of substantially all of the assets of the Company by any Third Party.

2.	Attorney’s Fees.

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

3.	General.

3.1           Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of law principles of such state.

3.2           Successors and Assigns.  Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3           Notices.  All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax or e-mail to:

if to the Company:

CardioGenics Holdings Inc.
6295 Northam Drive
Mississauga, Ontario L4V 1W8
Fax: 1.905.673.9865
E-Mail: ygawad@cardiogenics.com
Attention: Dr. Yahia Gawad, CEO

if to Stockholder:

See Stockholder‘s notice information set forth in Annex 1

Each party may furnish an address substituting for the address given above by giving notice to the other parties in the manner prescribed by this Section 3.3.  All notices and other communications will be deemed to have been given upon actual receipt by (or tender to and rejection by) the intended recipient or any other person at the specified address of the intended recipient.

3.4           Severability.  In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

3.5           Construction.  The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole.  Any reference in this Agreement to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time.

3.6           Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understandings other than this Agreement relating to the subject matter hereof.

3.7           Amendment and Waiver.  This Agreement may be amended only by a written agreement executed by the parties hereto.  No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision.  No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement.  A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

3.8           Counterparts.  This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

COMPANY

CARDIOGENICS HOLDINGS INC.

By:
Name: Yahia Gawad
Title: Chief Executive Officer

{STOCKHOLDER SIGNATURE APPEARS IN ANNEX 1}

ANNEX 1

Securities Owned By Stockholder and Subject to Lock-Up Agreement

Stockholder‘s Name, Address, Fax, E-Mail & Signature	# of Shares of Common Stock Owned	# of Shares of Common Stock Subject to this Lock-Up Agreement

Name:

Address:

Fax:
E-Mail:

Signature:

{END}